Exhibit 2.1


                  This FIRST AMENDMENT TO THE SHARE EXCHANGE AGREEMENT (this "Amendment") is made as of July 10, 2001, by and among OPUS360 CORPORATION, a Delaware corporation (the "Company"), and PROHA PLC, a Finnish corporation ("Proha").

                  WHEREAS, the Company and Proha are parties to that certain Share Exchange Agreement dated as of April 11, 2001 (as amended hereby, the "Agreement"). Capitalized terms used and not defined herein shall have such meanings as set forth in the Agreement; and

                  WHEREAS, pursuant to Section 9.6 of the Agreement, the parties hereto desire to amend certain provisions of the Agreement.

                  NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.       Amendment to the Recitals.

         (a) The first Whereas clause of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

                  "WHEREAS, the Company is a publicly traded company whose shares of Common Stock are currently traded on the OTC Bulletin Board;"

         (b) The fifth Whereas clause of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

                  "WHEREAS, Proha has concluded that it is in its best interests to enter into the transactions contemplated hereby including inter alia to transfer to the Company
                  (i) all of the Artemis Shares, (ii) a number of IOY Shares representing 19.9% of the issued and outstanding IOY Shares on a Fully Diluted Basis on the Second Closing Date, and (iii) a number of AOY Shares representing 19.9% of the issued and outstanding AOY Shares on a Fully Diluted Basis on the Second Closing Date (the Artemis Shares, the IOY Shares and the AOY Shares to be transferred to the Company are referred to collectively as the "Exchanged Shares");"

2.       Amendment to Article I.

         (a) The following definitions in Article I of the Agreement are hereby amended by deleting them in their entirety and substituting the following in lieu thereof:

                  "Closing" shall have the meaning set forth in Section
                   2.1(e).

                  "Documents" shall mean (i) this Agreement, (ii) the Registration Rights Agreement, (iii) the Voting
                  Agreements, and (iv) the Voting Agreement between Proha and Ari Horowitz (the "July Proha Voting Agreement") in the form of Exhibit E hereto.

                  "Opus Shares" shall mean the shares of Common Stock issued in the First Tranche and the Second Tranche.

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement to be entered into by and among the Company and Proha on the First Closing Date, in the form attached as Exhibit A hereto.

                  "Shareholder Complaint" shall mean the class action suit filed by Charles Bland in the United States District Court for the Southern District of New York (Case No. 01 CIV. 2938) on April 6, 2001 (as the same is supplemented or amended from time to time, the "Original Complaint") and any other suit based on, or derived from, the same or substantially similar facts or circumstances alleged in the Original Complaint.

         (b) Article I of the Agreement is hereby further amended by inserting the following new definitions where appropriate in alphabetical order:

                  "First Closing" shall have the meaning set forth in
                  Section 2.1(e).

                  "First Closing Date" shall have the meaning set forth in
                  Section 2.2(a).

                  "First Tranche" shall have the meaning set forth in
                  Section 2.1(a).

                  "July Proha Voting Agreement" shall have the meaning set forth in the definition of Documents.

                  "Opus Directors Committee" shall have the meaning set forth in Section 8.3(i).

                  "Original Complaint" shall have the meaning set forth in the definition of Shareholder Complaint.

                  "Second Closing" shall have the meaning set forth in
                  Section 2.1(e).

                  "Second Closing Date" shall have the meaning set forth in
                  Section 2.2(a).

                  "Second Tranche" shall have the meaning set forth in
                  Section 2.1(c).

3. Amending the Phrases "Closing" and "Closing Date" with "First". The defined term "Pre-Closing Period" in Article I and Sections 3.6, 3.10, 3.17, 3.19, 4.6, 4.10, 4.12, 4.17, 4.19, 5.1, 5.10,
         6.1, 6.9, 6.10, and 8.4 are hereby amended by inserting the word "First" immediately prior to the word "Closing" in each instance where it appears.

4. Amending the Phrases "Closing" and "Closing Date" with "Second". Sections 5.7, 5.9, 6.8, 8.1 and 8.5 are hereby amended by inserting the word "Second" immediately prior to the word "Closing" in each instance where it appears.

5. Amendment to Section 2.1. Section 2.1 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

                  "SECTION 2.1.  Issuance of Opus Shares.

         (a) Upon the terms and subject to the conditions set forth in Sections 7.1 and 7.2 of this Agreement, the Company shall issue and Proha shall accept from the Company on the First Closing Date a number of shares of Common Stock (the "First Tranche"), free and clear of all Liens (other than the Liens contemplated by Section 4.26(g) of the Agreement), which shall equal (x) the total number of shares of Common Stock authorized by the Company's Charter, less (y) the sum of (i) the number of shares of Common Stock issued and outstanding and (ii) the number of shares of Common Stock reserved for issuance as of the First Closing Date. At least three (3) Business Days prior to the First Closing Date, the Company shall deliver to Proha a certificate, certified by the Treasurer of the Company, reflecting the calculation of the number of Opus Shares to be delivered to Proha on the First Closing Date pursuant to this Section 2.1(a). For illustrative purposes, if the First Closing were held on June 30, 2001, the First Tranche would be approximately 77,000,000 shares of Common Stock.

         (b) In consideration of the issuance of the Opus Shares on the First Closing Date, Proha shall assign, transfer and deliver to the Company (or cause to be assigned, transferred and delivered to the Company), and the Company shall (to the extent certificated) take delivery of the Artemis Shares, free and clear of all Liens (other than Liens set forth on Schedule 2.1). The certificates representing the Artemis Shares shall be duly endorsed, or accompanied by stock powers duly endorsed, by Proha (or the appropriate Subsidiary of Proha) for transfer to the Company, with all necessary transfer tax and other revenue stamps affixed (such taxes and the cost of such stamps, if any, to be borne equally by the parties), or in cases in which any of the Artemis Shares have not been certificated, the stock record books of the issuer of the Artemis Shares shall be updated to record the transfer of the Artemis Shares pursuant to this Agreement.

         (c) Upon the terms and subject to the conditions set forth in Sections 7.3 and 7.4 of this Agreement, the Company shall issue and Proha shall accept from the Company on the Second Closing Date a number of shares of Common Stock (the "Second Tranche"), free and clear of all Liens (other than the Liens contemplated by Section 4.26(g) of the Agreement), which shall equal (x) eighty percent (80%) of the Common Stock on a Fully-Diluted Basis as of the First Closing Date (assuming the First Tranche is issued), less (y) the sum of the First Tranche and any other shares of Common Stock issued to Proha prior to the Second Closing (each as appropriately adjusted to reflect the occurrence of any stock split, stock dividend, stock combination, stock subdivision or similar event). At least three (3) Business Days prior to the Second Closing Date, the Company shall deliver to Proha a certificate, certified by the Treasurer of the Company, reflecting the calculation of the number of Opus Shares to be delivered to Proha on the Second Closing Date pursuant to this
                  Section 2.1(c). For illustrative purposes, if the Second Closing were held on June 30, 2001, the Second Tranche would be approximately 123,000,000 shares of Common Stock.

         (d) In consideration of the issuance of the Opus Shares on the Second Closing Date, Proha shall assign, transfer and deliver to the Company (or cause to be assigned, transferred and delivered to the Company), and the Company shall (to the extent certificated) take delivery of the IOY Shares and the AOY Shares to be transferred to the Company, free and clear of all Liens (other than Liens set forth on Schedule 2.1). The certificates representing the IOY Shares and the AOY Shares to be transferred to the Company shall be duly endorsed, or accompanied by stock powers duly endorsed, by Proha (or the appropriate Subsidiary of Proha) for transfer to the Company, with all necessary transfer tax and other revenue stamps affixed (such taxes and the cost of such stamps, if any, to be borne equally by the parties), or in cases in which any of the IOY Shares and the AOY Shares to be transferred to the Company have not been certificated, the stock record books of the respective issuer of the IOY Shares and the AOY Shares to be transferred to the Company shall be updated to record the transfer of the IOY Shares and the AOY Shares to be transferred to the Company pursuant to this Agreement.

         (e) The consummation of the transactions contemplated by Sections 2.1(a) and (b) are collectively referred to herein as the "First Closing". The consummation of the transactions contemplated by Sections 2.1(c) and (d) are collectively referred to herein as the "Second Closing". The First Closing and the Second Closing are each, a "Closing.""

6. Amendment to Section 2.2. Section 2.2 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

                  "SECTION 2.2.  Closings.

         (a) Each Closing shall take place at 9:00 a.m., New York time, on the date as soon as practicable after all of the conditions set forth, with respect to the First Closing, in Sections 7.1 and 7.2 (the "First Closing Date"), and with respect to the Second Closing, in Sections 7.3 and
                  7.4 (the "Second Closing Date"), as the case may be, shall have been satisfied or duly waived or at such other time and date as the parties hereto shall agree in writing (the First Closing Date and the Second Closing Date are each, a "Closing Date"), at the offices of White & Case LLP, 1155 Avenue of the Americas, New York, New York or at such other place as the parties hereto shall agree in writing.

         (b) On the First Closing Date, the Company shall deliver to Proha, against delivery of the stock certificates (to the extent certificated) representing the Artemis Shares, certificates representing the First Tranche. On the Second Closing Date, the Company shall deliver to Proha, against delivery of the stock certificates (to the extent certificated) representing the IOY Shares and the AOY Shares to be transferred to the Company, certificates representing the Second Tranche. In each case, the Opus Shares shall be in definitive form and registered in the name of Proha or its nominee or designee reasonably acceptable to the Company and in such denominations as Proha shall request in writing not later than two (2) Business Days prior to each Closing Date with appropriate securities laws legends."

7.       Amendment to Section 3.6.

         (a) The second sentence of Section 3.6 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

                  "As of June 30, 2001, of the 150,000,000 shares of Common Stock authorized, (i) 49,812,540 shares of Common Stock are issued and outstanding, and (ii) 23,248,248 shares are reserved for issuance pursuant to outstanding options and warrants and existing employee stock purchase plans."

         (b) The fourth sentence of Section 3.6 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

                  "As of June 30, 2001, there are securities convertible, exchangeable or exercisable into 15,543,276 shares of Common Stock as described in further detail on Schedule 3.6."

8. Amendment to Schedule 3.6. Schedule 3.6 is hereby amended by deleting it in its entirety and substituting the revised Schedule 3.6, attached to this Amendment, in lieu thereof.

9. Amendment to Section 5.5(a). The first sentence of Section 5.5(a) of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

                  "The Company shall (x) as soon as practicable, but not later than 15 days after receipt of all financial information required to be delivered pursuant to Section
                  6.5 and any other Proha information reasonably requested pursuant to advice from the Company's accountants, financial and legal advisors, as required for the proxy statement, prepare and file a proxy statement with the Commission with respect to the holding of a stockholders' meeting (the "Stockholder Meeting") for the purpose of obtaining stockholder approval ("Stockholder Approval") of, amongst other things, the amendment and restatement of the Company's Charter in a manner reasonably satisfactory to Proha and to reflect an increase in the Company's authorized Common Stock in order to permit the issuance of the Second Tranche, (y) promptly call and give notice of such meeting following the Commission's clearance of such proxy statement and (z) on or before the fortieth (40th) day following the Commission's clearance of such proxy statement, convene and hold such meeting."

10. Amendment to Section 5.11. Section 5.11 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

                  "Section 5.11.  Intentionally Omitted."

11. Amendment to Section 6.3. Section 6.3 of the Agreement is hereby amended by adding, as a new last sentence, the following:

                  "From and after the First Closing and until the earlier to occur of (x) the Second Closing or (y) the termination of this Agreement pursuant to Section 9.4(a), except with the majority consent of the Opus Directors Committee, Proha will not, directly or indirectly, cause the Company or any of its Subsidiaries to breach any of the Company's or any of its Subsidiaries' covenants contained in the Documents, to waive any of Proha's obligations hereunder, to enter into transactions with Proha or Affiliates of Proha, to issue or to authorize options, warrants, agreements, conversion rights, preemptive rights, other rights, subscriptions, claims of any character, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to shares of capital stock of the Company, or to amend this Agreement."

12. Amendment to Section 6.11. Section 6.11 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

                  "SECTION 6.11.  Intentionally Omitted."

13. Amendment to Section 7.1. Section 7.1 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

                  "SECTION 7.1. Conditions to the Company's Obligations at the First Closing. The obligations of the Company hereunder required to be performed at the First Closing shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by Proha, shall be made in writing), at or prior to the First Closing, of the following conditions:

         (a) The representations and warranties of Proha contained in this Agreement shall be true and correct in all material respects on and as of the First Closing Date, as if such representation or warranty was made as of the First Closing, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

         (b) Proha shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement and the other Documents, to be performed and complied with by Proha at or prior to the First Closing Date.

         (c) All material governmental and regulatory approvals and clearances and all third-party consents necessary for the consummation of the transactions contemplated by the Documents to occur on the First Closing Date shall have been obtained and shall be in full force and effect, the Company shall reasonably be satisfied that the consummation of such transactions does not and will not contravene any Applicable Law, except to the extent any contravention or contraventions, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (d) Proha shall have delivered to the Company a certificate, executed by Proha or on its behalf by a duly authorized representative, dated as of the First Closing Date, certifying that each of the conditions specified in this
                  Section 7.1 has been satisfied with respect to Proha.

         (e) All Documents, instruments, agreements and arrangements relating to the transactions contemplated by the Documents shall be reasonably satisfactory to the Company, shall have been executed and delivered by the parties thereto and shall be in full force and effect and no party to any of the foregoing (other than the Company) shall have breached any of its material obligations thereunder.

         (f) There shall be no litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a Governmental Authority pending or threatened which, in the reasonable judgment of the Company, would materially adversely affect the consummation of the transactions contemplated by the Documents on the terms contemplated hereby and thereby and there shall be no litigation, proceeding or other action (including, without limitation, relating to environmental matters or the Artemis Employee Benefit Plans) pending or threatened against the Artemis Entities which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (g) The Company shall have received stock certificates (to the extent certificated) representing the Artemis Shares.

         (h) Proha shall have delivered to the Company certificates of the appropriate public officials, if available, to the effect that each of Proha and each Artemis Entity is a validly existing corporation in good standing (to the extent that the concept of good standing is recognized under the laws of the relevant jurisdiction of organization) in its jurisdiction of organization dated not more than five (5) days prior to the First Closing Date.

         (i) Proha shall have delivered to the Company a certificate of the Secretary of its Board of Directors (i) certifying that a true and correct copy of the Charter and Bylaws of the Artemis Entities and all resolutions of the Board of Directors of Proha authorizing the execution and delivery of this Agreement and each Document to which Proha is a party and authorizing the performance by Proha of the transactions contemplated hereby and thereby is attached thereto and (ii) containing the incumbency and specimen signature of each of the officers of Proha.

         (j) Proha's stockholders shall have elected Proha Nominees and the Other Nominees to the Board of Directors of Proha, subject to the completion of the transactions contemplated herein.

         (k)      The reorganization of the Artemis Entities described in
                  Section 6.9 shall have occurred.

         (l) Proha shall have delivered the Artemis Entities U.S. GAAP Financial Statements and the representation contained in
                  Section 6.5(c) shall be true and correct.

         (m) Proha's stockholders shall have authorized the transactions contemplated by this Agreement in accordance with the Companies Act.

         (n) Proha shall have executed and delivered the July Proha Voting Agreement."

14. Amendment to Section 7.2. Section 7.2 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

                  "SECTION 7.2. Conditions to Proha's Obligations to the First Closing. The obligations of Proha hereunder required to be performed at the First Closing shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by the Company, shall be made in writing), at or prior to the First Closing, of the following conditions:

         (a) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects when made and on and as of the First Closing Date, as if such representation or warranty was made as of the First Closing, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

         (b) The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants (except, in the case of Section 5.1(a)(vi), which the Company shall have complied with in all respects), contained in this Agreement and the other Documents, to be performed and complied with by it at or prior to the First Closing Date.

         (c) The Company's Board of Directors shall consist of not more than eight (8) directors. The Company shall have taken all necessary action so that the Board of Directors of the Company shall have approved the election of Proha Nominees and the Other Directors.

         (d) All Documents, instruments, agreements and arrangements relating to the transactions contemplated by the Documents shall be reasonably satisfactory to Proha, shall have been executed and delivered by the parties thereto (including, but not limited to, the Registration Rights Agreement and the Second Amendment to Employment Agreement in the form of Exhibit D hereto), and shall be in full force and effect and no party to any of the foregoing (other than Proha) shall have breached any of its material obligations thereunder.

         (e) There shall be no litigation, proceeding or other action seeking an injunction or other restraining order, damages or other relief from a Governmental Authority pending or threatened which, in the reasonable judgment of Proha, would materially adversely affect the consummation of the transactions contemplated by the Documents on the terms contemplated hereby and thereby and there shall be no litigation, proceeding or other action (including, without limitation, relating to environmental matters or the Company Employee Benefit Plans) or its Subsidiaries which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that a Shareholder Complaint shall expressly not be such a litigation, proceeding or other action.

         (f) During the seven-calendar-day period ending on the First Closing Date, a general banking moratorium shall not have been declared by Federal, New York or Finnish authorities.

         (g) All material governmental and regulatory approvals and clearances and all third-party consents necessary for the consummation of all of the transactions contemplated by the Documents to occur on the First Closing Date shall have been obtained and shall be in full force and effect, and Proha shall be reasonably satisfied that the consummation of such transactions does not and will not contravene any Applicable Law, except to the extent any contravention or contraventions, individually or in the aggregate, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (h) The Company shall have delivered to Proha a certificate, executed by it or on its behalf by a duly authorized representative, dated as of the First Closing Date, certifying that each of the conditions specified in this
                  Section 7.2 has been satisfied.

         (i)      Proha shall have received delivery of the First Tranche.

         (j) The Company shall have delivered to Proha certificates of the appropriate public officials to the effect that each of the Company and its Subsidiaries is a validly existing corporation in good standing in its jurisdiction of organization dated not more than five (5) days prior to the First Closing Date.

         (k) The Company shall have delivered to Proha a certificate of the Secretary of the Company (i) certifying that a true and correct copy of the Charter and Bylaws of the Company and all resolutions of the Board of Directors authorizing the execution and delivery of this Agreement and each Document to which the Company is a party and authorizing the performance by the Company of the transactions contemplated hereby and thereby is attached thereto and (ii) containing the incumbency and specimen signature of each of the officers of the Company.

         (l) Proha shall have received such other certificates, instruments and documents in furtherance of the transactions contemplated by this Agreement or the other Documents as it may reasonably request.

         (m) Proha's stockholders shall have authorized the transactions contemplated by this Agreement in accordance with the Companies Act."

15. Insertion of New Section 7.3. A new Section 7.3 of the Agreement is hereby added:

                  "SECTION 7.3. Conditions to the Company's Obligations at the Second Closing. The obligations of the Company hereunder required to be performed at the Second Closing shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by Proha, shall be made in writing), at or prior to the Second Closing, of the following conditions:

         (a) There shall be no decision or order of a Governmental Authority which, by its terms, enjoins the consummation of the transactions contemplated by the Documents on the terms contemplated hereby and thereby.

         (b) The Company shall have received stock certificates (to the extent certificated) representing (i) a number of IOY Shares representing 19.9% of the issued and outstanding IOY Shares on a Fully Diluted Basis on the Second Closing Date, and (ii) a number of AOY Shares representing 19.9% of the issued and outstanding AOY Shares on a Fully Diluted Basis on the Second Closing Date.

         (c) Proha shall have delivered to the Company certificates of the appropriate public officials, if available, to the effect that each of Proha and each of IOY and AOY is a validly existing corporation in good standing (to the extent that the concept of good standing is recognized under the laws of the relevant jurisdiction of organization) in its jurisdiction of organization dated not more than five (5) days prior to the Second Closing Date.

         (d)      The Company shall have received Stockholder Approval."

16. Insertion of New Section 7.4. A new Section 7.4 of the Agreement is hereby added:

                  "SECTION 7.4. Conditions to Proha's Obligations at the Second Closing. The obligations of Proha hereunder required to be performed at the Second Closing shall be subject, at its election, to the satisfaction or waiver (which waiver, if so requested by the Company, shall be made in writing), at or prior to the Second Closing, of the following conditions:

         (a) There shall be no decision or order of a Governmental Authority which, by its terms, enjoins the consummation of the transactions contemplated by the Documents on the terms contemplated hereby and thereby.

         (b)      Proha shall have received delivery of the Second Tranche.

         (c) The Company shall have delivered to Proha certificates of the appropriate public officials to the effect that each of the Company and its Subsidiaries is a validly existing corporation in good standing in its jurisdiction of organization dated not more than five (5) days prior to the Second Closing Date.

17. Amendment to Section 8.3. Section 8.3 of the Agreement is hereby amended by adding, as a new subsection (i), the following:

         (i) Notwithstanding anything contained in Section 8.3(d) to the contrary, prior to the earlier to occur of (x) the Second Closing or (y) the termination of this Agreement pursuant to Section 9.4(a), a committee of the Company's Board of Directors (other than the Proha Nominees) shall be composed of the directors of Opus other than the Proha Nominees (the "Opus Directors Committee"). The Opus Directors Committee shall have the powers set forth in
                  Section 6.3. Proha shall not terminate the Opus Directors Committee prior to the earlier to occur of (x) the Second Closing or (y) the termination of this Agreement pursuant to Section 9.4(a). Proha acknowledges and agrees that the Opus Directors Committee needs and will receive adequate resources, including, without limitation, access to the Company's books and records, management, legal counsel and financial advisors.

18.      Amendment to Section 9.1.

         (a) Subsection (a) of Section 9.1 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

                  "All representations and warranties contained in this Agreement shall be deemed made at the applicable Closing as if made at such time (except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date) and shall survive the applicable Closing for nine (9) months, and all covenants and agreements shall survive the applicable Closing in accordance with their terms, except that (i) with respect to claims asserted pursuant to this
                  Section 9.1 before the expiration of the applicable representation or warranty, such claims shall survive until the date they are finally liquidated or otherwise resolved, (ii) Sections 3.12, 3.17, 3.18, 4.12, 4.17 and
                  4.18 shall survive until thirty (30) days after the end of the applicable statute of limitations (as waived, tolled or amended), (iii) Sections 3.6 and 4.6 and this
                  Section 9.1 shall survive indefinitely and (iv) Section
                  8.2 shall survive in accordance with its terms. All statements as to factual matters contained in any certificate, document or other instrument executed and delivered by the parties pursuant hereto shall be deemed to be representations, warranties and covenants by such party hereunder. No claim may be commenced under this
                  Section 9.1 (or otherwise) following expiration of the applicable period of survival, and upon such expiration the Indemnifying Party shall be released from all liability with respect to claims under each such section not theretofore made by the Indemnified Party. A claim shall be made or commenced hereunder by the Indemnified Party delivering to the Indemnifying Party a written notice specifying in reasonable detail the nature of the claim, the amount claimed (if known or reasonably estimable), and the factual basis for the claim."

(b) Subsection (b) of Section 9.1 of the Agreement is hereby amended by inserting the word "applicable" prior to the word "Closing" in each instance where it appears.

19. Amendment to Section 9.4. Section 9.4 of the Agreement is hereby amended by deleting it in its entirety and substituting the following in lieu thereof:

                  "SECTION 9.4.  Termination; Fees; Adjustment.

         (a)      This Agreement may be terminated:

                  (i) by mutual agreement of the parties at any time; provided, that after the First Closing such agreement include the consent of the Opus Directors Committee,

                  (ii) by either party, if the Stockholder Approval shall have not been obtained by December 15, 2001 (except if the failure to obtain the Stockholder Approval is due to Proha's breach of the July Proha Voting Agreement, in which case Proha may not terminate this agreement);

                  (iii) by either party if any court of competent jurisdiction or any Governmental Authority shall have issued an order, decree or ruling or taken any other action permanently restricting, enjoining, restraining or otherwise prohibiting the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and nonappealable;

                  (iv) by the Company if (x) the Board of Directors of Proha fails to recommend the approval of this Agreement and the transactions contemplated hereby to its stockholders at a duly convened meeting, (y) the representation contained in
                           Section 6.5(c) shall not be true and correct or
                           (z) if Proha breaches the July Proha Voting
                           Agreement;

                  (v) by Proha if (x) prior to the First Closing Date, the Board of Directors of the Company approves an Alternative Transaction, or (y) prior to the First Closing Date, the Company otherwise materially breached the provisions of Sections
                           5.5 or 5.7 or (z) prior to the First Closing, the Company otherwise materially breached the provisions of Section 5.1(a)(vi) of this Agreement.

         (b) In addition to the foregoing, this Agreement shall automatically terminate and be of no further force and effect if the First Closing is not consummated on or prior to September 30, 2001.

         (c) If this Agreement is terminated prior to the First Closing (x) by Proha in accordance with Section 9.4(a)(v) (other than a termination pursuant to Section 9.4(a)(v)(z) prior to the delivery by Proha of the Artemis Entities U.S. GAAP Financial Statements) or (y) by the Company in accordance with Section 9.4(a)(iv), the Company or Proha, as the case may be, shall (x) reimburse Proha or the Company, as the case may be, in immediately available funds for the out-of-pocket expenses of Proha or the Company, as the case may be, (including, without limitation, printing fees, filing fees and fees and expenses of its legal advisors and outside accountants (which shall include, in the case of Proha, all fees and expenses of its outside accountants incurred in connection with preparing the Artemis Entities U.S. GAAP Financial Statements)) related to this Agreement or the other Documents, the transactions contemplated hereby and thereby and any related financing, and (y) pay to Proha or the Company, as the case may be, in immediately available funds an amount equal to $250,000 (the "Termination Fee").

         (d) If this Agreement is terminated prior to the Second Closing by Proha or the Company pursuant to Section 9.4(a)(ii) hereof and (x) Proha has not breached the July Proha Voting Agreement, (y) an Alternative Transaction has been made and publicly announced or communicated to the Company's shareholders after the date of this Agreement and prior to the Stockholders Meeting, and (z) concurrently with or within twelve (12) months after the date of such termination the Company enters into a binding agreement with respect to such Alternative Transaction, then the Company shall (i) within one (1) Business Day of the date of termination pursuant to
                  Section 9.4(a)(ii) (A) pay to Proha 50% of the Termination Fee and (B) reimburse Proha in immediately available funds for the out-of-pocket expenses of Proha (including, without limitation, printing fees, filing fees and fees and expenses of its legal advisors and outside accountants (which shall include, in the case of Proha, all fees and expenses of its outside accountants incurred in connection with preparing the Artemis Entities U.S. GAAP Financial Statements)) related to this Agreement or the other Documents, the transactions contemplated hereby and thereby and any related financing, and (ii) within one (1) Business Day of the consummation of such Alternative Transaction (including any revisions or amendments thereto) pay to Proha 50% of the Termination Fee.

         (e) In the event that following the First Closing, (x) this Agreement is terminated pursuant to Section 9.4(a)(ii) and (y) Proha has not breached the July Proha Voting Agreement, then:

                  (i) the Company shall deliver, within fifteen Business Days, to Proha such number of the Artemis Shares as equals:

                           (1) the number of Artemis Shares received by Opus at the First Closing,

                           (2)      multiplied by a fraction where the
                                    numerator is the Second Tranche, and
                                    the denominator is the number of Opus
                                    Shares,

                  (ii) Proha shall deliver, within fifteen Business Days, to the Company such number of IOY Shares and AOY Shares as equals:

                           (1) 19.9% of the issued and outstanding IOY Shares and AOY Shares on a Fully-Diluted Basis (calculated as if the Second Closing had occurred on the date of such termination),

                           (2)      multiplied by a fraction where the
                                    numerator is the sum of the First
                                    Tranche and any other shares of Common
                                    Stock issued to Proha prior to such
                                    termination, and the denominator is the
                                    number of Opus Shares, and

                  (iii) the certificates representing the shares to be transferred to the Company or to Proha, as the case may be, shall be duly endorsed, or accompanied by stock powers duly endorsed, by Proha or the Company, as the case may be (or the appropriate Subsidiary of such Person), for transfer to the Company, or to Proha, as the case may be, with all necessary transfer tax and other revenue stamps affixed (such taxes and the cost of such stamps, if any, to be borne equally by the parties), or in cases in which any of such shares to be transferred to the Company or to Proha, as the case may be, have not been certificated, the stock record books of the respective issuer of such shares to be transferred to the Company or to Proha, as the case may be, shall be updated to record the transfer of such shares.

                  (iv) For purposes of this Section 9.4(e), each number of shares shall be appropriately adjusted to reflect the occurrence of any stock split, stock dividend, stock combination, stock subdivision or similar event.

         (f) No termination of this Agreement shall affect any party's liability for willful breach of this Agreement and, except for liability from a willful breach, or pursuant to Section 9.4(c), or (d) or (e), no party shall have any liability to the other in the event of a termination of this Agreement.

20. Amendment to Section 9.10. Section 9.10 of the Agreement is hereby amended by deleting the phrase "the Closing" and substituting the phrase "either Closing" in lieu thereof.

21. Amendment to Section 9.15. Section 9.15 of the Agreement is hereby amended by adding, as a new last sentence, the following:

                  "The covenants of Proha contained in Section 6.3, 6.4 and this Section 9.15 shall apply to both the First Closing and the Second Closing and shall have the same force and effect with respect to each Closing Date."

22. Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, and each party hereto submits to the non-exclusive jurisdiction of the state and federal courts within the County of New York in the State of New York. Any legal action or proceeding with respect to this Amendment may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and, by execution and delivery of this Amendment, the Company and Proha hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company and Proha further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its address set forth in Section 9.2 of the Agreement, such service to become effective seven days after such mailing. Nothing herein shall affect the right of Proha or the Company to serve process in any of the matters permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction. The Company and Proha hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Amendment brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

23. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

24. Ratification. As modified hereby, the Agreement and its terms and provisions are hereby ratified for all purposes and in all respects.

                          [Execution Page Follows]



                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first written above.


                       OPUS360 CORPORATION


                       By:      /s/ Ari B. Horowitz
                                --------------------------
                       Name:        Ari B. Horowitz
                       Title:       Chairman and CEO


                       PROHA PLC


                       By:      /s/ Pekka Pere
                                --------------------------
                       Name:        Pekka Pere
                       Title:       Managing Director


                       By:      /s/ Steven C. Yager
                                --------------------------
                       Name:        Steven C. Yager
                       Title:       President and CEO, Artemis International